Case No. 10-12302 PJW
Reporting Period: April 1 through April 30, 2011

Capital Growth Systems, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
For the month ended April 30, 2011
(Unaudited)

For the month ended April 30, 2011
REVENUES	$4,449,855

COST OF REVENUES	3,319,046

GROSS MARGIN	1,130,809

OPERATING EXPENSES

Compensation	800,489
Travel and entertainment	102,989
Occupancy	308,352
Professional services	102,939
Insurance	16,631
Bad Debt Expense	15,000
Depreciation & Amortization	209,486
Restructuring Expenses	273,465
Other	93,524

TOTAL OPERATING EXPENSES	1,922,875

OPERATING INCOME (LOSS)	(792,066)

Interest Expense	1,486,570

NET INCOME (LOSS)	$(2,278,636)

Case No.10-12302 PJW
Reporting Period: April 1 through April 30, 2011

Capital Growth Systems, Inc.and Subsidiaries
Condensed Consolidated Statements of Operations
For the four-month period ended April 30, 2011
(Unaudited)

For the four-month period ended April 30, 2011
REVENUES	$17,573,185

COST OF REVENUES	13,126,716

GROSS MARGIN	4,446,469

OPERATING EXPENSES

Compensation	3,341,960
Travel and entertainment	400,010
Occupancy	539,964
Professional services	376,742
Insurance	116,382
Bad Debt Expense (Recovery)	30,000
Depreciation & Amortization	885,310
Restructuring Expenses	1,176,607
Other	66,842

TOTAL OPERATING EXPENSES	6,933,817

OPERATING INCOME (LOSS)	(2,487,348)

Interest Expense	5,636,870

NET INCOME (LOSS)	$(8,124,218)

Case No.10-12302 PJW
Reporting Period: April 1 through April 30, 2011

Capital Growth Systems, Inc. and Subsidiaries
Condensed Consolidated Balance Sheet
April 30, 2011
(Unaudited)

April 30, 2011
ASSETS
CURRENT ASSETS
Cash	$1,260,789
Accounts Receivable, net	4,174,966
Other Current Assets	4,487,299
Total Current Assets	9,923,054

Fixed Assets, gross	3,354,209
Accumulated Depreciation	(2,756,917)
Fixed Assets, net	597,292

Other Assets	169,687
Intangible Assets	13,321,622
Goodwill	1,479,649

TOTAL ASSETS	$25,491,304

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES
Current maturities of long-term debt	$28,865,805
Post-Petition Accounts Payable	4,330,976
Pre-Petition Accounts Payable	12,989,406
Post-Petition Accrued Expenses	2,199,956
Pre-Petition Accrued Expenses	5,111,263
Deferred Revenue	3,271,169
Total Current Liabilities	56,768,575

Long-term debt	10,781,515
Taxes	67,000

Total Liabilities	67,617,090

SHAREHOLDERS' EQUITY (DEFICIT)
Common stock	17,015
Additional Paid in Capital	91,687,291
Retained Earnings, beginning of year	(125,089,332)
Cumulative (gain) loss on currency translation	(616,542)
Current Year Retained Earnings Inc/Loss	(8,124,218)

Total Equity	(42,125,786)

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)	$25,491,304

Case No. 10-12302 PJW
Reporting Period: April 1 through April 30, 2011

Capital Growth Systems, Inc.
Consolidated AP Aging Report (post-petition)

As of 4/30/2011

	Current	Current	31-60	61-90	Over 90	Total
Total Trade Accounts Payable	19,851	$1,350,863	$485,412	$-141,635	$2,616,485	$4,330,976

Case No. 10-12302 PJW
Reporting Period: April 1 through April 30, 2011

Capital Growth Systems, Inc.
Consolidated AR Aging Report (Gross Receivables)

As of 4/30/2011

	Current	1-30 Days	31 - 60 Days	61+	Total
Total Trade Accounts Receivables	$1,717,652	$1,015,871	$260,295	$1,075,995	$4,069,813